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                                                                      EXHIBIT 16

                            Randy Simpson CPA, P.C.
                           11775 South Nicklaus Road
                               Sandy, Utah 84092
                          Fax & Phone (801) 572-3009

September 6, 2000

Securities and Exchange Commission
c/o TSET, Inc.
333 S. State Street, PMB 111
Lake Oswego, OR 97035

Dear Sirs,

I have read the 8-K disclosure relating to the change of auditor for TSET, Inc. and have no disagreement with the statements contained therein.

Sincerely,

/s/ Randy Simpson, CPA P.C.

Randy Simpson, CPA P.C.